Exhibit 99.1

COMBIMATRIX CORPORATION REPORTS
FOURTH QUARTER AND YEAR END 2010
 FINANCIAL RESULTS

Revenue Growth, Sales & Marketing Hires and New
Commercial Strategy Highlight Period

IRVINE, California, February 24, 2011 – CombiMatrix Corporation (NASDAQ: CBMX), a molecular diagnostics company performing DNA-based testing services for cancer and developmental disorders, reported today that total revenues for the fourth quarter of 2010 increased 26 percent to $804,000 from $637,000 in the fourth quarter of 2009.  For 2010, total revenues increased 38 percent to $3.6 million from $2.6 million in 2009.  Fourth quarter 2010 revenues included diagnostic test revenues of $791,000 and array CGH sales of $13,000, compared to diagnostic test revenues of $575,000 and array CGH sales of $62,000 during the fourth quarter of 2009.  For 2010, diagnostic test revenues were $3.3 million and array CGH sales were $271,000, compared to diagnostic test revenues of $2.3 million and array CGH sales of $238,000 during 2009.  In addition, during the fourth quarter of 2010, CombiMatrix was awarded and paid $489,000 in grants under the Internal Revenue Service’s Section 48D for Qualified Therapeutic Discovery Projects.  These proceeds were recorded as other income.

CombiMatrix President and Chief Executive Officer Judd Jessup said, “While the growth in revenues for the quarter and year is encouraging, it reflects largely the result of legacy strategies with limited commercial focus.  More important were the many steps taken during the past months including a change in strategic direction, the establishment of sales and marketing programs, key hires and expansion of the commercial team.”

“Our near-term strategy is to expand the base of our customers and laboratory partners, add to our menu of molecular diagnostic tests in both oncology and developmental markets, introduce new technologies and reports that differentiate us from other labs providing ‘actionable results’ for guiding cancer treatment, optimize reimbursement for the company’s services, and increase operating margins,” continued Jessup.  “We anticipate results from these programs, combined with a new commercial orientation, disciplined marketing approach and a growing sales force to be reflected in a change of revenue trajectory beginning in the second half of 2011.”

Net loss from continuing operations during the fourth quarter of 2010 was $(1.4 million), or ($0.18) per share, compared to $(2.2 million), or ($0.29) per share in the fourth quarter of 2009.  The decrease for the periods presented was due primarily to an increase in other income of $489,000 recognized in the fourth quarter of 2010 as well as a decrease in interest expense as a result of retiring the company’s secured convertible debenture during the first quarter of 2010.  Net loss from continuing operations for 2010 was $(5.9 million), or ($0.77) per share, compared to $(11.4 million), or ($1.60) per share, for 2009.

Cash and cash equivalents totaled $6.6 million as of December 31, 2010, compared to $5.4 million as of December 31, 2009.  Net cash flows (used in) provided by operating activities were $(1.3 million) and $9.7 million for the three and twelve months ended December 31, 2010, respectively, compared to $(2.4 million) and $(10.6 million) for the three and twelve months ended December 31, 2009, respectively.  The improvement in cash flows for the periods presented was due primarily to the receipt of $19.4 million in net proceeds from the settlement between CombiMatrix and National Union, which occurred during the first quarter of 2010.  Also contributing to the improvement was the restructuring plan executed earlier in 2010, whereby the former Custom Array operations in Mukilteo, Washington were shut down.

Conference Call

CombiMatrix will host a conference call at 1:30 p.m. Pacific Time (4:30 p.m. Eastern) today to discuss the fourth quarter 2010 financial results.  To attend the presentation by phone, dial 1-888-857-6929 for domestic callers and 1-719-457-2647 for direct dial or international callers.  To listen to the call via CombiMatrix’s website, go to www.combimatrix.com, in the Investor/Events section, (investor.combimatrix.com/events.cfm).  A replay of the presentation will be available for 14 days, either via the CombiMatrix website Investor/Events section (http://investor.combimatrix.com/events.cfm) or by dialing 1-877-870-5176 for domestic callers or 1-858-384-5517 for direct dial international callers.  When prompted, enter playback pin number 3689027.  The call will also be webcast live and can be accessed at CombiMatrix’s website at www.combimatrix.com, in the Investor/Events section, (http://investor.combimatrix.com/events.cfm).

About Combimatrix Corporation

CombiMatrix Corporation, through its wholly owned subsidiary, CombiMatrix Diagnostics (“CMDX”), is a CAP/CLIA certified molecular diagnostics laboratory offering comprehensive profiling of chromosomes and genes for both oncology and pre- and postnatal developmental disorders in children.  CMDX offers a comprehensive and proprietary analysis of cancer tumors at the DNA, or molecular level.  The Company was the first clinical laboratory in the United States to make comprehensive DNA-based genomic analysis of solid tumors, including breast, colon, lung, prostate and brain tumors, available to all oncology patients and medical professionals.  The Company also offers pre- and postnatal testing services for the detection of abnormalities of genes at the DNA level beyond what can be identified through traditional technologies such as ultrasound examinations and amniocentesis. Additional information about CombiMatrix Corporation is available at www.combimatrix.com.  Additional information about CMDX is available at www.cmdiagnostics.com or by calling 1-800-710-0624.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based upon our current expectations, speak only as of the date hereof and are subject to change.  All statements, other than statements of historical fact included in this press release, are forward-looking statements.  Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," similar expressions, and variations or negatives of these words and include, but are not limited to, statements regarding projected results of operations and management’s future strategic plans.  These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.  The risks and uncertainties referred to above include, but are not limited to:  our ability to successfully implement our strategic and operational restructuring plan; our ability to successfully expand the base of our customers and strategic partners, add to the menu of our diagnostic tests in both of our primary markets, introduce new technologies and reports, optimize the reimbursements received for our testing services, and increase operating margins by improving overall productivity and expanding sales volumes; our ability to attract and retain a qualified sales force; our ability to successfully develop products; rapid technological change in our markets; changes in demand for our future products; legislative, regulatory and competitive developments; general economic conditions; and various other factors.  Further information on potential factors that could affect our financial results is included in our Annual Report on Form 10-K, Quarterly Reports of Form 10-Q, and in other filings with the Securities and Exchange Commission.  We undertake no obligation to revise or update publicly any forward-looking statements for any reason, except as required by law.

Company Contact:	Investor Relations Contact:
R. Judd Jessup	Matthew H. Clawson
President & CEO, CombiMatrix Corporation	Partner, Allen & Caron, Inc.
Tel (949) 753-0624	Tel (949) 474-4300
matt@allencaron.com

COMBIMATRIX CORPORATION
CONSOLIDATED SUMMARY FINANCIAL INFORMATION
(In thousands, except share and per share information)
(Unaudited)

CONSOLIDATED STATEMENTS OF OPERATIONS:

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2010	2009	2010	2009
Revenues:
Services	$791	$575	$3,283	$2,335
Products	13	62	271	238
Total revenues	804	637	3,554	2,573
Operating expenses:
Cost of services	511	274	1,931	1,354
Cost of products	5	26	253	144
Research and development expenses	334	743	2,033	2,789
Marketing, general and administrative expenses	1,790	1,376	7,667	6,536
Patent amortization and royalties	33	81	190	275
Equity in loss of investee	-	-	-	618
Goodwill impairment	-	-	16,918	-
Total operating expenses	2,673	2,500	28,992	11,716
Operating loss	(1,869)	(1,863)	(25,438)	(9,143)
Other income (expenses):
Qualified Therapeutic Discovery Program income	489	-	489	-
Litigation settlement gain	-	-	19,385	-
Loss from early extinguishment of debt	-	-	(572)	-
Interest income	1	2	7	19
Interest expense	(5)	(557)	(361)	(2,110)
Derivatives gains (charges)	-	244	605	(163)
Total other income (expense)	485	(311)	19,553	(2,254)
Net loss from continuing operations	(1,384)	(2,174)	(5,885)	(11,397)
Loss from discontinued operations	(108)	(1,399)	(7,229)	(6,240)
Net loss	$(1,492)	$(3,573)	$(13,114)	$(17,637)

Basic and diluted net loss per share
from continuing operations	$(0.18)	$(0.29)	$(0.77)	$(1.60)
Basic and diluted net loss per share
from discontinued operations	(0.01)	(0.18)	(0.95)	(0.88)
Basic and diluted net loss per share	$(0.19)	$(0.47)	$(1.72)	$(2.48)

Basic and diluted weighted average
common shares outstanding	7,620,398	7,571,178	7,612,477	7,131,371

CONSOLIDATED BALANCE SHEET INFORMATION:

	December 31, 2010	December 31, 2009
Total cash and cash equivalents	$6,556	$5,443
Total assets	$9,587	$29,100
Total liabilities	$1,371	$10,581
Total shareholders’ equity	$8,216	$18,519